UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 E. Medical Center Blvd, Suite 300
Houston, Texas		77598
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 4, 2025, FibroBiologics, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the "Staff") of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its market value of listed securities (“MVLS”) had closed below the minimum $35 million threshold required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) for the previous 30 consecutive trading day period. In accordance with Listing Rule 5810(c)(3)(C), the Company was provided with a 180-calendar day period to regain compliance with the MVLS Rule, through February 2, 2026.

On February 3, 2026, the Company received formal notice from the Staff that, based upon the Company’s continued non-compliance with the MVLS Rule, the deficiency serves as an additional basis for the delisting of the Company’s securities from Nasdaq (the “Notice”). The Notice indicated that, in addition to the previously-reported bid price deficiency under Listing Rule 5550(a)(2) (the “Bid Price Rule”), the Nasdaq Hearings Panel (the “Panel”) will consider the Company’s plan to regain compliance with the MVLS Rule in their decision regarding the Company’s request for continued listing on The Nasdaq Capital Market.

At the Company’s hearing before the Panel, the Company presented its plan to regain compliance with both the Bid Price Rule and the MVLS Rule. The Company awaits the Panel’s formal decision in response to its request for continued listing on The Nasdaq Capital Market and will remain listed and trading on The Nasdaq Capital Market at least pending the issuance of the Panel’s decision and the expiration of any extension that may be granted to the Company by the Panel.

The Company intends to actively monitor the closing bid price of its common stock and MVLS and evaluate all available options to regain compliance with the applicable rules. To that end, on December 29, 2025, the Company filed definitive proxy materials with the Securities and Exchange Commission, which, among other matters, seeks shareholder approval for the implementation of a reverse split of the Company’s outstanding common stock, at a ratio ranging from any whole number between and including 1 for 5 and 1 for 30 shares, with the ratio to be determined by the Company’s board of directors. Although the Company is taking definitive steps to regain compliance with the applicable rules, there can be no assurance that the Company will be granted an extension to do so or that any actions taken by the Company will be successful in its effort to regain compliance with the listing rules.

Forward-Looking Statements

This report contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s intent or ability to regain compliance with the Rule, the Company’s ability to appeal the Staff’s delisting determination, and the Company’s intentions to actively monitor the closing bid price of its common stock and to evaluate available options to regain compliance with the Rule within the required time period. These forward-looking statements are based on the Company’s management's current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those set forth under the caption "Risk Factors" and elsewhere in the Company’s annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. Copies are available on the SEC's website, www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	February 6, 2026	By:	/s/ Pete O'Heeron
		Name: Title:	Pete O'Heeron Chief Executive Officer